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                            KEYSTONE FINANCIAL, INC.

                            PROXY FOR SPECIAL MEETING

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints _____________, _____________ and _____________, or any of them, as proxies, with full power of substitution, to vote all shares of Common Stock of Keystone Financial, Inc. which the undersigned is entitled to vote at the _________, 2000 Special Meeting of Shareholders, or at any adjournment or postponement thereof, as follows:

                 (To be Completed and Signed on Reverse Side)

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                       SPECIAL MEETING OF SHAREHOLDERS of
                            KEYSTONE FINANCIAL, INC.
                                 ________, 2000

                            PROXY VOTING INSTRUCTIONS


TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.


TO VOTE BY INTERNET
-------------------
Please access the web page at "www.voteproxy.com" or use the proxy voting link found at www.keyfin.com and follow the on-screen instructions. Have your control number available when you access the web page.


YOUR CONTROL NUMBER IS: [           ]


                Please Detach and Mail in the Envelope Provided
-------------------------------------------------------------------------------
            Please mark your
    [ X ]   vote as in this
            example.


MANAGEMENT RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL BELOW:

1. Approval of the Agreement and Plan of           FOR      AGAINST      ABSTAIN
   Reorganization, dated as of May 16, 2000,       [ ]        [ ]          [ ]
   by and among Keystone Financial, Inc.,
   M&T Bank Corporation and Olympia Financial
   Corp., a wholly-owned subsidiary of M&T
   Bank Corporation, and adoption the related
   Agreement and Plan of Merger, dated as of May 16, 2000, by and between Keystone
   Financial, Inc. and Olympia Financial Corp.
   and joined in by M&T Bank Corporation.

2. To vote in their discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Item 1.


SIGNATURE(S)_____________________________________ DATE ___________________, 2000

Note: Please sign exactly as name appears hereon. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign the full corporate name by President or other authorized officer, giving your full title as such. If a partnership, please sign in the partnership name by authorized person, giving your full title as such.

PLEASE MARK, DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.